UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2005, Casey’s General Stores, Inc. (the “Company”) executed and delivered to UMB Bank, n.a. (the “Lender”) a Promissory Note in the aggregate principal amount of $50,000,000 (the “Note”). The Note evidences a revolving line of credit, and replaces the Company’s current line of credit arrangements with the Lender (which is limited to the aggregate principal amount of $35,000,000).

The Note is dated as of October 1, 2005. Advances under the Note may be requested orally or in writing by the Company or by an authorized person. The Lender has no obligation to advance funds under the Note if (a) the Company is in default under the terms of the Note or any agreement that the Company has with the Lender, (b) the Company ceases doing business or is insolvent, (c) the Company has applied funds provided pursuant to the Note for purposes other than those authorized by Lender or (d) the Lender in good faith believes itself insecure. Each and every advance made under the Note is at the Lender’s sole discretion, and Lender has made no commitment to make any such advances.

The Note is payable in full upon Lender’s demand. The Company will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 1, 2005, with all subsequent interest payments to be due on the same day of each month after that. Unless other agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to principal, then to any late charges and then to any unpaid collection costs. Interest is calculated from the date of each advance until repayment of each advance, with the annual interest rate computed on a 365/360 basis.

The Note bears interest at a variable rate subject to change from time to time based on changes in an independent index which is the Fed Funds Rate (the “Index”). The interest rate change will not occur more often than each day. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 0.750% over the Index, resulting in an initial rate of 4.500% per annum.

The Note provides that certain events, if they occur, shall constitute an event of default under the Note, including (a) payment defaults, (b) noncompliance with any other term or covenant of the Note, (c) false or misleading warranties, representations or statements made or furnished to the Lender by the Company, (d) insolvency of the Company, or the commencement of creditor or forfeiture proceedings, (e) a change in ownership of 25% or more of the Common Stock of the Company, (f) a material adverse change occurs in the Company’s financial condition, or (g) Lender believes the prospect of payment or performance of the Note is impaired, or Lender in good faith believes itself insecure. Upon default, Lender may declare the entire unpaid principal balance on the Note and all accrued unpaid interest immediately due and payable. The Note also provides for the payment of the Lender’s attorneys’ fees and expenses in such event.

Attached hereto as Exhibit 10.28(a) and incorporated herein by reference is a copy of the Note delivered by the Company to the Lender. The foregoing description of the Note is qualified in its entirety by reference to the form of Note attached hereto.

The Company intends to use the Note to finance short-term operating expenses accruing in the ordinary course of the Company’s business. The Company also may draw upon the Note to finance, on a short-term basis, the payments required under various agreements the Company has made to purchase other convenience store properties.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

    The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: October 3, 2005	By:	/s/ William J. Walljasper
William J. Walljasper
Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
10.28(a)	Promissory Note delivered to UMB Bank, n.a.